Exhibit 4.8.1

EXECUTION VERSION

AMENDMENT AGREEMENT NO.1

between

MOBILE TELESYSTEMS OPEN JOINT STOCK COMPANY

and

SKANDINAVISKA ENSKILDA BANKEN AB (publ)

in relation to a Export Credit Agreement

dated 1 August 2008

THIS AMENDMENT AGREEMENT is made on 28 October 2008

BETWEEN

1.                                              MOBILE TELESYSTEMS OPEN JOINT STOCK COMPANY, a  company established and existing under the laws of the Russian Federation and having its registered address at 4 Marksistskaya Street, 109147 Moscow, Russian Federation, as borrower (the “Borrower”);

2.                                      SKANDINAVISKA ENSKILDA BANKEN AB (PUBL) a bank established and existing under the laws of Sweden and having its registered address at Kungsträdgårdsgatan 8, 106 40 Stockholm as lender (the “Lender”)

WHEREAS this Agreement is supplemental to a Export Credit Agreement (the “Credit Agreement”) dated 1 August 2008 and made between the Borrower and the Lender.

IT IS AGREED as follows:

1                                                  Definitions

1.1                                          All words and expressions defined in the Credit Agreement shall have the same meanings when used herein. In addition:

                                                        “Effective Date” has the meaning given to it in Clause 3.1 hereunder.

2                                                  Amendments to the Credit Agreement

2.1                                          On and from the Effective Date the definition of Availability Period be amended to read:

“Availability Period” means in relation to:

Tranche 1 and EKN Tranche 1 (which relates to order number FCP 103 6446/1) the period from and including the date of this Agreement and ending on a date 11 Months thereafter;

Tranche 2 and EKN Tranche 2 (which relates to order number FCP 1038836) the period from the first delivery date (as defined in the order no. above) and ending on a date 11 Months thereafter; and

Tranche 3 and EKN Tranche 3 (which relates to order number FCP 1039451) the period from the first delivery date (as defined in the order no. above) and ending on a date  11 Months thereafter.

Neither of the Tranches above will be available after 1 December 2009.

2.2                                         On and from the Effective Date Schedule 2 Part 1, EKN Premium Tranch Utilisation Request shall be amended to read as set out in Appendix 1 to this Agreement

2.3                                         On and from the Effective Date Schedule 2 Part 3, Supplier´s Certificate of the Credit Agreement shall be amended to read as set out in Appendix 2 to this Agreement.

3                                                  Effectiveness

3.1                                          This Agreement shall become effective on the date (the “Effective Date”) on which the Borrower has signed this Agreement.

4                                                  Miscellaneous

4.1                                          This Agreement shall be read in one with the Credit Agreement and save as varied hereby, the Credit Agreement shall continue in full force and effect.

5                                                  Governing Law; Jurisdiction

5.1                                          The provisions of Clause 30 and 31 of the Credit Agreement shall be incorporated into this Agreement mutatis mutandis.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

The Borrower

MOBILE TELESYSTEMS OPEN JOINT STOCK COMPANY

Address:        4 Marksistskaya Street,

109147 Moscow, Russian Federation

Fax No:  +7 495 911 6531

Attention:

By:
Name:
Title:

By:
Name:	Irina R. Borisenkova
Title:	Chief Accountant

Signing page will follow.

The Lender

Skandinaviska Enskilda Banken AB (publ)

Address:        Kungsträdgårdsgatan 8

106 40 Stockholm, Sweden

Fax No:   +46 8 763 8919

By

Appendix 1 to Amendment Agreement No 1

SCHEDULE 2

Part 1

EKN PREMIUM TRANCHE UTILISATION REQUEST

From:	OJSC Mobile Telesystems, Moscow

To:	Skandinaviska Enskilda Banken AB (publ)

Dated:	[ ]

Dear Sirs

OJSC Mobile Telesystems, Moscow (the “Borrower”) — Export Credit Agreement dated [           ] 2008 (the “Facility Agreement”)

1.                               We refer to the Facility Agreement. This is a EKN Premium Tranche Utilisation Request. Terms defined in the Facility Agreement shall have the same meaning in this EKN Premium Tranche Utilisation Request unless given a different meaning in this EKN Premium Tranche Utilisation Request.

2.                               We request a Utilisation in dollars under the Facility Agreement on the following terms:

Tranche:	EKN Premium Tranche No.

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)

Tranche amount:	US$ [ ] or, if less, the Available Facility in respect of the EKN Premium Facility.

3.                                We confirm that each condition specified in Clause 4.1 (Initial conditions precedent) and Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4.                                 We hereby approve that the Tranche amount above shall be used for payment of the EKN Premium according to an invoice issued by EKN and instruct the Lender to execute such payments to EKN.

5.                                 This Utilisation Request is irrevocable.

6.                                 We confirm that:

(a)                                      the amount referred to in paragraph 2 above does not include any amount for which a drawing has been made under the Facility Agreement or any other loan facility agreement;

(b)                                     the requested Tranche complies with Clause 3. (Purpose) of the Facility Agreement;

(c)                                      the amount referred to in paragraph 2 above does not include any amount in respect of any matter currently the subject of any legal proceedings, nor to the best of our knowledge and belief will it become the subject of legal proceedings;

(d)                                     the Frame Supply Contract is in full force and effect and there is no default under such contract;

(e)                                      the Repeating Representations are true in all material respects; and

(f)                                        you may rely on the accuracy and completeness of all information and documents contained in or supplied with this certificate or delivered pursuant hereto.

7.                                 We undertake to supply you with such additional information and documentation, and such clarification, as you advise us is necessary or reasonably desirable in connection with the EKN Final Guarantee and we agree we will not hold you responsible for any delay in meeting this request for a Tranche occasioned by you making such request for information.

Yours faithfully

authorised signatory for
OJSC MobileTelesystems, Moscow
[signature of Chief Accountant is recognized]

To

OJSC Mobile Tele Systems

4 Marksistskaya Street

Moscow 109147

Russia Federation

Certificate for Disbursement for the EKN Premium

OJSC Mobile Tele Systems, Moscow (“the Borrower”) — Export Credit Agreement dated 1 August 2008 (the “Facility Agreement”)

We hereby confirm to you that the EKN Premium related to EKN Tranche [                    ] and your EKN Premium Tranche Utilisation Request dated [                       ] in an amount of USD  [                            ] has been paid to EKN as per [                    ] according to the attached invoice issued by EKN.

Stockholm

Skandinaviska Enskilda Banken AB (publ)

Appendix 2 to Amendment Agreement No 1

Part 3

SUPPLIER´S CERTIFICATE

From:	the Supplier

To:	OJSC MobileTelesystems, Moscow

cc:	Skandinaviska Enskilda Banken AB (publ)

Dated:	[ ]

Dear Sirs

OJSC MobileTelesystems, Moscow (the “Borrower”) — Export Credit Agreement dated 1 August 2008 (the “Facility Agreement”)

We refer to the Facility Agreement and the Equipment Tranche Utilisation Request dated [          ], which has been made available to us. We understand that the Borrower has requested a drawing of a Tranche under the Facility Agreement to reimburse a payment made in respect [insert details of relevant Equipment Tranche Utilisation Request], and we give this certificate in connection with the Borrower’s requested drawing. Terms defined in the Facility Agreement have the same meaning in this Supplier’s Certificate.

We represent and warrant that:

(a)                                          the Borrower has to date fulfilled all of its payment obligations assumed towards us under the Frame Supply Contract and Purchase Order no. [   ] in respect of Eligible Goods;

(b)                                         the amount claimed by the Borrower for reimbursement pursuant to the Equipment Tranche Utilisation Request dated [                ] to which this certificate relates does not include any amount for which we have received a disbursement under the Facility or for which the Borrower has previously received a reimbursement under any document of which we have notice;

(c)                                          the Borrower has fully paid 100 per cent. of the amount of the relevant invoice(s) in respect of the Eligible Goods which relate to the Equipment Tranche Utilisation Request.

(d)                                         the new and amended payment schedule to the Frame Supply Contract is signed and legally binding and that the payment terms according to the Frame Supply Contract are compliant with the OECD rules.

(e)                                          15% of the Frame Supply Contract no [              ] has been paid before the Mean Value Delivery Date is reached for that contract.

(f)                                            all relevant  shipping documents are signed and executed and the Eligible Goods transported in accordance with the rules and regulations in the Frame Supply Contract and Purchase Orders mentioned under (a) above.

(g)                                         We are enclosing a summary of invoices related to the Frame Supply Contract and Purchase orders mentioned under (a) above.

By:

Authorised Signatory